Exhibit 99.2

NATIONWIDE FINANCIAL SERVICES, INC.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

The following unaudited pro forma condensed consolidated balance sheet as of September 30, 2002 and the unaudited pro forma condensed consolidated statements of operations for the nine months ended September 30, 2002 and for the year ended December 31, 2001 are based on the historical consolidated financial statements of Nationwide Financial Services, Inc. (NFS) and Provident Mutual Life Insurance Company (Provident). Such unaudited pro forma condensed consolidated financial statements give effect to the sponsored demutualization of Provident and its merger with Eagle Acquisition Corporation, a wholly owned subsidiary of NFS formed solely for the purposes of this transaction, with Provident surviving as a wholly owned subsidiary of NFS (collectively, the Merger) as a purchase of Provident and affiliated companies by NFS using the purchase method of accounting and the assumptions and adjustments described in the accompanying notes to the unaudited pro forma condensed consolidated financial statements. The Merger was completed on October 1, 2002.

The unaudited pro forma condensed consolidated balance sheet as of September 30, 2002 is presented to give effect to the Merger as if it occurred on September 30, 2002. In presenting the unaudited pro forma condensed consolidated statements of operations for the nine months ended September 30, 2002 and for the year ended December 31, 2001, we assumed that the June 24, 2002 senior note offering, the Gartmore Exchange Transactions (See note B – 15) and the Merger occurred as of the beginning of each period presented. Additionally, for the year ended December 31, 2001 pro forma statement of operations, we assumed the November 19, 2001 senior note offering had occurred on January 1, 2001.

Under the purchase method of accounting, the estimated total purchase price, calculated as described in Note A to these unaudited pro forma condensed consolidated financial statements, is allocated to the net tangible and intangible assets of Provident acquired in connection with the Merger, based on their fair values as of the completion of the Merger. Independent valuation specialists have conducted an independent valuation in order to assist management of NFS in determining the fair values of a significant portion of these assets. The work performed by the independent valuation specialists has been considered management’s estimates of the fair values of certain assets reflected in these unaudited pro forma condensed consolidated financial statements. To the extent that final billings for services provided by third parties in connection with the Merger vary from the estimated amounts included herein, the amount recorded for goodwill may differ from that which is presented herein, however, any such adjustment is not expected to be material.

The pro forma information, while helpful in illustrating the financial characteristics of the combined company under one set of assumptions, does not attempt to predict or suggest future results. It also does not necessarily reflect what the historical results of the combined company would have been had the Merger occurred at the beginning of each period presented or any other date.

The unaudited pro forma condensed financial statements are based on, and should be read together with, the historical consolidated financial statements of NFS and accompanying notes contained in NFS’ Annual Report on Form 10-K for the year ended December 31, 2001, as supplemented by a Current Report on Form 8-K filed on June 20, 2002, and Quarterly Report on Form 10-Q for its quarter ended September 30, 2002 and, in the case of Provident, the audited consolidated financial statements and accompanying notes for the year ended December 31, 2001, previously filed in NFS’ Form S-4 on August 2, 2002 and the unaudited consolidated financial statements and accompanying notes of Provident as of and for the nine months ended September 30, 2002, included as Exhibit 99.1 to this Current Report on Form 8-K. The Provident unaudited consolidated financial statements as of and for the nine months ended September 30, 2002 have been prepared on the same basis as Provident’s audited financial statements and include all adjustments, consisting only of normal recurring adjustments, and in the opinion of Provident’s management, present fairly the unaudited consolidated financial statements for such periods in accordance with GAAP.

Nationwide Financial Services, Inc.
Unaudited Pro Forma Condensed Consolidated Balance Sheet
As of September 30, 2002

(in millions)

	NFS Consolidated	Provident Consolidated	Pro Forma Adjustments —Merger (a)		Pro Forma
Assets
Investments:
Securities available-for-sale, at fair value:
Fixed maturity securities	$23,074.6	$3,169.5	$—		$26,244.1
Equity securities	104.0	20.5	—		124.5
Mortgage loans, net	7,691.7	503.9	58.0	[1]	8,253.6
Real estate, net	112.5	23.9	5.3	[1]	141.7
Policy loans	633.7	358.1	—		991.8
Other long-term investments	138.2	65.7	18.0	[1]	221.9
Short-term investments	1,569.9	66.3	—		1,636.2

Total investments	33,324.6	4,207.9	81.3		37,613.8

Cash	102.7	—	(221.5	) [2]	(186.3)
			(11.5	) [2]
			(56.0	) [3]
Accrued investment income	346.2	74.1	—		420.3
Deferred policy acquisition costs	2,945.4	882.7	(882.7	) [4]	2,945.4
Value of business acquired (VOBA)	—	—	594.9	[5]	594.9
Other intangible assets	—	—	50.4	[5]	50.4
Goodwill	169.0	—	216.8	[5]	385.8
Other assets	1,085.6	288.2	(36.4	) [6]	1,334.2
			(3.2	) [7]
Assets held in separate accounts	46,598.6	2,825.7	—		49,424.3

Total assets	$84,572.1	$8,278.6	$(267.9)		$92,582.8

Liabilities and Shareholders’ Equity
Future policy benefits and claims	$29,936.6	$4,038.2	$48.0	[2]	$34,113.2
			(73.3	) [4]
			163.7	[8]
Short-term debt	60.0	—	—		60.0
Long-term debt	897.1	—	—		897.1
Other liabilities	3,193.6	257.0	(103.8	) [9]	3,360.3
			(56.0	) [3]
			4.6	[10]
			8.3	[11]
			0.4	[12]
			56.2	[2]
Liabilities related to separate accounts	46,598.6	2,825.7	—		49,424.3

	80,685.9	7,120.9	48.1		87,854.9

NFS-obligated mandatorily redeemable capital and preferred securities of subsidiary trusts holding solely junior subordinated debentures of NFS	300.0	—	—		300.0
Shareholders’ equity:
Preferred stock	—	—	—		—
Class A common stock	0.3	—	0.3	[2]	0.6
Class B common stock	1.0	—	—		1.0
Additional paid-in capital	761.6	—	841.4	[2]	1,603.0
Retained earnings	2,614.6	—	—		2,614.6
Accumulated surplus	—	1,124.9	(1,124.9)[13]		—
Accumulated other comprehensive income	460.3	32.8	(32.8)[13]		460.3
Treasury stock	(245.2)	—	—		(245.2)
Other	(6.4)	—	—		(6.4)

Total shareholders’ equity	3,586.2	1,157.7	(316.0)		4,427.9

Total liabilities and shareholders’ equity	$84,572.1	$8,278.6	$(267.9)		$92,582.8

(a)	Note references relate to the description of the adjustments in Note B.

See accompanying notes to unaudited pro forma condensed consolidated financial statements.

Nationwide Financial Services, Inc.
Unaudited Pro Forma Condensed Consolidated Statement of Operations
For the nine months ended September 30, 2002

			Pro Forma Adjustments(a)
(in millions, except per share amounts)	NFS Consolidated	Provident Consolidated	Senior Notes	Gartmore Exchange Transactions	Merger		Pro Forma
Revenues
Policy charges	$748.4	$135.9	$—	$—	$(9.0)[18]		$875.3
Life insurance premiums	189.2	114.9	—	—	—		304.1
Net investment income	1,369.1	215.3	— [14]	—	(14.8)[19]		1,569.6
Net realized losses on investments, hedging instruments and hedged items	(63.3)	(116.0)	—	—	—		(179.3)
Other	77.4	33.9	—	—	—		111.3

Total revenues	2,320.8	384.0	—	—	(23.8)		2,681.0

Benefits and expenses
Interest credited to policyholder account values	929.3	59.5	—	—	2.2	[20]	1,006.0
					15.0	[8]
Other benefits and claims	228.5	138.8	—	—	11.8	[8]	379.1
Policyholder dividends on participating policies	33.5	51.1	—	—	—		84.6
Amortization of deferred policy acquisition costs and VOBA	600.8	80.8	—	—	(34.6	) [5]	647.0
Interest expense on debt and capital and preferred securities of subsidiary trusts	55.1	—	9.1 [15]	—	—		64.2
Other operating expenses	467.2	107.9	—	—	0.9	[5]	570.8
					(4.3)[21]
					(0.4)[22]
					(0.5)[23]

Total benefits and expenses	2,314.4	438.1	9.1	—	(9.9)		2,751.7

Income (loss) from continuing operations before federal income taxes and demutualization expenses	6.4	(54.1)	(9.1)	—	(13.9)		(70.7)
Federal income tax (benefit) expense	(36.7)	(41.1)	(3.2)[16]	—	0.7	[16]	(80.3)

Income (loss) from continuing operations before demutualization expenses	$43.1	$(13.0)	$(5.9)	$—	$(14.6)		$9.6

Income from continuing operations before demutualization expenses per common share:
Basic	$0.35	—	—	—	—		$0.06
Diluted	$0.35	—	—	—	—		$0.06
Weighted average common shares outstanding:
Basic	125.9	—	—	(6.1)[17]	31.8	[2]	151.6
Diluted	126.2	—	—	(6.1)[17]	31.8	[2]	151.9

(a)	Note references relate to the description of the adjustments in Note B.

See accompanying notes to unaudited pro forma condensed consolidated financial statements.

Nationwide Financial Services, Inc.
Unaudited Pro Forma Condensed Consolidated Statement of Operations
For the Year Ended December 31, 2001

			Pro Forma Adjustments(a)
(in millions, except per share amounts)	NFS Consolidated	Provident Consolidated	Senior Notes	Gartmore Exchange Transactions	Merger		Pro Forma
Revenues
Policy charges	$1,019.1	$177.9	$—	$—	$(6.4)[18]		$1,190.6
Life insurance premiums	251.1	166.6	—	—	—		417.7
Net investment income	1,736.8	296.4	— [14]	—	(12.0)[19]		2,021.2
Net realized losses on investments, hedging instruments and hedged items	(13.1)	(11.6)	—	—	—		(24.7)
Other	76.6	49.0	—	—	—		125.6

Total revenues	3,070.5	678.3	—	—	(18.4)		3,730.4

Benefits and expenses
Interest credited to policyholder account values	1,248.8	86.9	—	—	2.9	[20]	1,357.8
					19.2	[8]
Other benefits and claims	279.8	198.6	—	—	15.7	[8]	494.1
Policyholder dividends on participating policies	41.7	70.4	—	—	—		112.1
Amortization of deferred policy acquisition costs and VOBA	348.1	63.2	—	—	(5.3	) [5]	406.0
Interest expense on debt and capital and preferred securities of subsidiary trusts	54.9	—	35.1 [15]	—	—		90.0
Other operating expenses	529.0	118.0	—	—	1.2	[5]	637.1
					(9.9)[21]
					(0.5)[22]
					(0.7)[23]

Total benefits and expenses	2,502.3	537.1	35.1	—	22.6		3,097.1

Income (loss) from continuing operations before federal income taxes, demutualization expenses and cumulative effect of adoption of accounting principles	568.2	141.2	(35.1)	—	(41.0)		633.3
Federal income tax expense (benefit)	143.9	30.0	(12.3)[16]	—	(8.6)[16]		153.0

Income (loss) from continuing operations before demutualization expenses and cumulative effect of adoption of accounting principles	$424.3	$111.2	$(22.8)	$—	$(32.4)		$480.3

Income from continuing operations before demutualization expenses and cumulative effect of adoption of accounting principles per common share:
Basic	$3.29	—	—	—	—		$3.17
Diluted	$3.28	—	—	—	—		$3.16

Weighted average common shares outstanding:
Basic	128.9	—	—	(9.1)[17]	31.8 [2]		151.6
Diluted	129.2	—	—	(9.1)[17]	31.8 [2]		151.9

(a)	Note references relate to the description of the adjustment in Note B.

See accompanying notes to unaudited pro forma condensed consolidated financial statements.

Nationwide Financial Services, Inc.
Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements

A.	Basis of Pro Forma Presentation

On October 1, 2002, Nationwide Financial Services, Inc. (NFS) closed on a series of transactions that resulted in the acquisition of one hundred percent of the economic and voting interests of the former Provident Mutual Life Insurance Company (Provident) and affiliated companies. The aggregate purchase price of Provident was $1.12 billion. Immediately prior to the acquisition, Provident converted from a mutual insurance company into a stock company. Upon demutualization, Eagle Acquisition Corporation, a wholly owned subsidiary of NFS formed solely for the purposes of this transaction merged with and into Provident, with Provident surviving as a wholly owned subsidiary of NFS. These transactions are collectively referred to as the Merger. Provident has been renamed Nationwide Life Insurance Company of America and, along with its affiliated companies, operates under the name Nationwide Provident. The results of Nationwide Provident’s operations are included in the consolidated financial statements of NFS beginning October 1, 2002. Nationwide Provident offers a broad range of life insurance, annuity and pension products and related financial services. Its insurance products and services are marketed through a sales force of career financial consultants, independent insurance agents, a retirement services sales force and an affiliated broker/dealer (1717 Capital Management Company), all of which further expand NFS’ distribution network.

As a result of the acquisition, NFS became the third-largest provider of variable life insurance in the nation, as measured by premium dollars collected in the nine months ended September 30, 2002, as reported in the September 30, 2002 Tillinghast Value Survey.

B.	Pro Forma Adjustments

The following adjustments reflect the pro forma effects of the issuance of $300 million of senior notes on November 19, 2001, the issuance of $300 million of senior notes on June 24, 2002, the Gartmore Exchange Transactions (see note B – 17) and the Merger. In presenting the unaudited pro forma condensed consolidated balance sheet, we assumed the Merger had occurred on September 30, 2002. In presenting the unaudited pro forma condensed consolidated statements of operations, we assumed the June 24, 2002 senior note offering, the Gartmore Exchange Transactions and the Merger occurred as of the beginning of each period presented. Additionally, for the year ended December 31, 2001 unaudited pro forma condensed consolidated statement of operations, we assumed the November 19, 2001 senior note offering had occurred on January 1, 2001.

Intercompany balances between NFS and Provident were not significant. Certain reclassifications have been made to conform Provident’s historical amounts to NFS’ presentation.

The following pro forma adjustments have been reflected in the unaudited pro forma condensed financial statements.

1.	Represents the excess of fair value of this class of investments over the historical carrying value.

2.
Giving effect to the Merger under purchase accounting, the total purchase price of Provident is being allocated to the assets and liabilities acquired based on the relative fair values as of the effective date of the Merger, with any excess of the purchase price over the fair value of the assets acquired less the fair value of liabilities assumed recorded as goodwill. Independent valuation specialists have based the cost allocations related to the value of business acquired (VOBA) and other intangible assets on their independent studies. To the extent that final billings for services provided by third parties in connection with the Merger vary from the estimated amounts included herein, the amount recorded for goodwill may differ from that which is presented herein, however any such adjustment is not expected to be material.

The unaudited pro forma condensed consolidated financial statements reflect NFS’ best estimates based on currently available information. The average closing price of NFS’ Class A common stock used in this pro forma data was $26.44 per share. This amount represents the average of the closing price of NFS’ Class A common stock covering the period extending two days before and after the date the consideration elections were closed.

Nationwide Financial Services, Inc.
Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements, Continued

The aggregate purchase price of Provident was as follows (in millions):
Par value of 31.8 million shares of NFS Class A common stock issued	$0.3
Additional paid-in capital	841.4

Value of 31.8 million shares of NFS Class A common stock issued	841.7
Cash paid to Provident’s eligible members	221.5
Policy credits issued to Provident’s eligible members	48.0
Estimated direct costs of the Merger	11.5

Total purchase price	$1,122.7

Of the total consideration, $62.3 million, comprised of $14.3 million of cash and $48.0 million of policy credits, was funded by Provident and the remainder was funded by NFS with existing resources, including funds raised by the Company in the form of senior debt issued in June 2002.

The allocation of the purchase price of Provident, assuming the Merger occurred on September 30, 2002, is as follows (in millions):

Investments, net of cash paid by Provident	$4,274.9
VOBA	594.9
Other intangible assets	50.4
Goodwill	216.8
Other assets	322.7
Separate account assets	2,825.7
Future policy benefits and claims	(4,176.6)
Other liabilities, including deferred taxes	(166.5)
Separate account liabilities	(2,825.7)

Net assets acquired	$1,116.6

The net assets acquired are $6.1 million less than the aggregate purchase price as a result of Provident funding $62.3 million of the purchase price, as described above, partially offset by the push-down accounting effect of the $56.2 million of goodwill generated as a result of a deferred tax liability recorded by NFS related to book/tax basis differences arising from its investment in Provident.

3.
As a result of the Merger, which reduced Nationwide Corporation’s ownership in NFS from 80% to 63%, NFS and its subsidiaries will no longer qualify to be included in the Nationwide Mutual Insurance Company (Nationwide Mutual) consolidated federal income tax return. As a result, previously deferred intercompany gains will be recognized for tax purposes and will result in NFS making a tax payment of $56.0 million to Nationwide Mutual. This amount has been reflected in the unaudited pro forma condensed consolidated balance sheet as if it had been paid.

4.
Represents the unamortized balance of Provident’s deferred policy acquisition costs and deferred revenue liability, which are derecognized in accordance with purchase accounting guidance. Deferred revenues are eliminated due to their consideration in the calculation of VOBA.

5.
VOBA reflects the estimated fair value of the business in-force and represents the portion of the purchase price that is allocated to the value of the right to receive future cash flows from the life insurance and annuity contracts existing as of the closing date of the Merger. In accordance with purchase accounting guidance relating to the acquisition of a life insurance company, we have assigned $594.9 million to VOBA and reflected this as an intangible asset. Independent studies have also been conducted to establish the fair value attributable to other identifiable intangible assets. The value assigned to other identifiable intangibles was $50.4 million, of which $8.0 million has an indefinite life. Amortization of VOBA occurs with interest over the anticipated lives of the business, which fall within a range of 13 to 30 years, in relation to estimated gross profits, gross margins or premiums, as appropriate. Amortization of VOBA is provided for using the corresponding crediting rate or net investment yield, as applicable. Other identified intangible assets with finite lives will be amortized over

Nationwide Financial Services, Inc.
Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements, Continued

their estimated useful lives, which range from 5 to 22 years, primarily based on the cash flows generated by these assets.

The estimated pro forma amortization for 2001, 2002 and for the next five years for VOBA and for intangible assets with finite lives is as follows (in millions):

	VOBA	Intangible Assets with Finite Lives	Total
2001	$53.8	$1.2	$55.0
2002	$53.8	$1.2	$55.0
2003	$52.1	$1.2	$53.3
2004	$49.9	$1.5	$51.4
2005	$47.1	$1.7	$48.8
2006	$43.9	$1.9	$45.8
2007	$39.9	$1.9	$41.8

After calculating VOBA, assigning fair values to identifiable tangible and intangible assets and providing for any deferred taxes, any remaining excess of the purchase price over the fair value of the assets acquired less the fair value of liabilities assumed is recorded as goodwill. In accordance with purchase accounting guidance, any goodwill that is generated and any indefinite lived intangible assets are not amortized, but will be evaluated for impairment regularly.

The value assigned to goodwill and indefinite lived intangibles was $216.8 million and $8.0 million, respectively. Additionally, NFS has entered into an agreement with an affiliate to sell the value ($4.6 million) assigned to Market Street Fund, Inc. to an affiliate at fair value. Therefore, this intangible is not being amortized in the accompanying unaudited pro forma statements of operations.

The following table summarizes the adjustments to amortization of deferred policy acquisition costs and VOBA for each of the periods presented (in millions):

	Nine months ended September 30, 2002	Year ended December 31, 2001
Elimination of Provident’s historical deferred policy acquisition cost amortization	$(80.8)	$(63.2)
Recognition of VOBA amortization	40.4	53.8
Other adjustments	5.8	4.1

Net adjustment to amortization of deferred policy acquisition costs and VOBA	$(34.6)	$(5.3)

6.	Represents the adjustment of Provident’s prepaid pension asset to fair value using assumptions developed on a consistent basis with those used by NFS.

7.	Represents the adjustment of fixed assets to fair value.

8.
Represents the excess of fair value of policy liabilities over the historical carrying value. Such amounts are amortized through the statement of operations using an excess interest method calculation with current rates as the base. Amounts related to fixed annuity business are reflected in “interest credited to policyholder account values” and amounts related to the closed block are reflected in “other benefits and claims.”

9.	Represents the net adjustment to the deferred tax liability resulting from the various pro forma adjustments.

Nationwide Financial Services, Inc.
Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements, Continued

10.	Represents the present value of the excess of current lease obligations over current market rates on the home office facility.

11.	Represents the net adjustment to fair value of Provident’s employee benefit plan liabilities using assumptions developed on a consistent basis with those used by NFS.

12.	Represents the establishment of a liability related to actuarial compliance work to be performed on the closed block.

13.	The historical components of Provident’s equity have been eliminated in accordance with purchase accounting guidance.

14.
Although such data is not reflected within the unaudited condensed consolidated pro forma statements of operations            , net proceeds of $296.4 million and $296.1 million from the November 19, 2001 and June 24, 2002 $300.0 million senior note offerings, respectively, would have generated some level of net investment income during the periods presented.

15.
Represents the incremental interest expense on the $300.0 million November 19, 2001 senior note offering at 6.388% and the $300.0 million June 24, 2002 senior note offering at 6.086%. These rates reflect the total cost of such notes including an underwriting discount and expenses.

16.
Represents the tax effect of all statement of operations adjustments within each column, calculated using a rate of 35.0%, and in the Merger column includes the elimination of a credit which is related to Provident’s equity tax benefit, a federal tax applicable to mutual life insurance companies, of $5.5 million for the nine months ended September 30, 2002 and $5.8 million for the year ended December 31, 2001.

17.
In June 2002, NFS completed transactions, whereby NFS exchanged its interests in Gartmore Global Investments, Inc. and Nationwide Securities, Inc. for 9.1 million shares of NFS’ stock that was owned by Nationwide Corporation. These transactions are collectively referred to as the Gartmore Exchange Transactions. In NFS’ Current Report on Form 8-K, filed on June 20, 2002, the historical financial statements of NFS were restated to reflect these businesses as discontinued operations. For purposes of these unaudited pro forma condensed consolidated statements of operations, a pro forma adjustment to weighted average shares outstanding is necessary to show what the pro forma income from continuing operations before demutualization expenses per share amounts would have been if the Gartmore Exchange Transactions had occurred at the beginning of each period presented.

18.	Represents the reduction of policy charges due to the elimination of deferred revenues as of the beginning of the period.

19.	Represents the following adjustments to net investment income as a result of the Merger and purchase accounting adjustments (in millions):

	Nine months ended September 30, 2002	Year ended December 31, 2001
Elimination of the earnings on the cash paid to Provident’s Eligible Members based upon a rate of 6.5% per annum, before taxes	$(10.8)	$(14.4)
Decrease in net investment income from payment of deferred taxes based upon a rate of 6.5% per annum, before taxes	(2.7)	(3.6)
(Decrease) increase in net investment income from changes in the carrying value of the investment portfolio as of the beginning of the period	(1.3)	6.0

Net adjustment to net investment income	$(14.8)	$(12.0)

Nationwide Financial Services, Inc.
Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements, Continued

20.	Represents additional interest credited to contracts that received policy credits in exchange for membership interests, using a rate of 6.00% per annum, before taxes.

21.	Represents the net adjustment to pension income and other employee benefit expense to reflect changes in fair value of the underlying assets and liabilities.

22.	Represents amortization of the excess of current lease obligations over current market rates on the home office facility.

23.	Represents an adjustment to the depreciation recorded on fixed assets as a result of adjusting the underlying assets to fair value.

C.	Pro Forma Per Share Information

The pro forma basic and diluted income from continuing operations before demutualization expenses per common share are based on the weighted average number of shares of NFS common stock outstanding (basic and diluted), as adjusted for the items described in Notes B – 2 and B – 17.